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                                                                     EXHIBIT 5.1
                                BAKER & MCKENZIE
                                ATTORNEYS AT LAW
                           4500 TRAMMELL CROW CENTER
                                2001 ROSS AVENUE
                              DALLAS, TEXAS 75201
                            TELEPHONE (214) 978-3000
                            FACSIMILE (214) 978-3099

                                                                     May 9, 1996

Board of Directors
ENSCO International Incorporated
1445 Ross Avenue, Suite 2700
Dallas, Texas 75202

Ladies and Gentlemen:

    We are acting as special counsel to ENSCO International Incorporated, a Delaware corporation ("ENSCO"), in connection with its registration statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission relating to 4,651,474 shares of ENSCO's common stock, par value $.10 per share, all of which shares (the "Shares") are to be issued in exchange for the outstanding common stock of DUAL Drilling Company ("DUAL") pursuant to the Agreement and Plan of Merger dated as of May 21, 1996, as amended by Amendment No. 1 to Agreement and Plan of Merger dated as of May 7, 1996, by and among ENSCO, DDC Acquisition Company and DUAL (the "Merger Agreement"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section229.601(b)(5), in connection with the Registration Statement.

    In reaching the opinion set forth below, this firm has reviewed the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, minutes of meetings of the Company's Board of Directors, the Merger Agreement, certificates of public officials and matters of law that this firm deemed relevant.

    We have not, except as specifically identified above, made any independent review or investigation of factual or other matters, including the organization, existence, good standing, assets, business or affairs of the Company. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopies, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

    This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware. We express no opinion herein as to any laws, statutes, regulations or ordinances.

    Based upon, subject to and limited by the foregoing, we are of the opinion that, following (i) effectiveness of the Registration Statement, (ii) issuance of the Shares pursuant to the terms of the Merger Agreement and (iii) receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Directors and the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable under the General Corporation Law of the State of Delaware.

    We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.
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    We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the
Registration Statement and to the reference to this firm under the caption "Legal Matters" in the joint proxy statement/ prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1993, as amended.

                                          Very truly yours,

                                                   /s/ BAKER & MCKENZIE
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                                                     Baker & McKenzie